Exhibit 10.26b

AMENDMENT NO. 2 TO THE STOCK AND ASSET PURCHASE AGREEMENT

AMENDMENT NO. 2, dated December 14, 2010 (this “Amendment”), to the STOCK AND ASSET PURCHASE AGREEMENT (the “Purchase Agreement”), dated as of October 27, 2009, by and among Selective Insurance Group, Inc., a New Jersey corporation (the “Seller”), Selective HR Solutions, LLC, a Florida limited liability company formerly known as Selective HR Solutions, Inc. and a wholly-owned Subsidiary of the Seller (the “Company”), Selective HR Solutions II, Inc., a Georgia corporation and a wholly-owned Subsidiary of the Company (“SHRS-II”), Selective HR Solutions III, Inc., a Florida corporation and a wholly-owned Subsidiary of the Company (“SHRS-III”), Selective HR Solutions IV, Inc., a Maryland corporation and a wholly-owned Subsidiary of the Company (“SHRS-IV”), Selective HR Solutions V, Inc., a Florida corporation and a wholly-owned Subsidiary of the Company (“SHRS-V”), Selective HR Solutions VI, Inc., a Florida corporation and wholly-owned Subsidiary of the Company (“SHRS-VI”), Selective HR Solutions VII, Inc., a Florida corporation and a wholly-owned Subsidiary of the Company (“SHRS-VII”), Selective HR Solutions VIII, Inc., a Florida corporation and a wholly-owned Subsidiary of the Company (“SHRS-VIII”), Selective HR Solutions IX, Inc., a Florida corporation and a wholly-owned Subsidiary of the Company (“SHRS-IX”), Selective HR Solutions X, Inc., a Florida corporation and a wholly-owned Subsidiary of the Company (“SHRS-X”), Selective HR Solutions XI, Inc., a Florida corporation and a wholly-owned Subsidiary of the Company (“SHRS-XI”), Selective HR Solutions XII, Inc., a Florida corporation and a wholly-owned Subsidiary of the Company (“SHRS-XII”), Selective HR Services, LLC, a limited liability company organized under the laws of the Commonwealth of Pennsylvania and a wholly-owned Subsidiary of the Company (“SHRS-LLC”), and AlphaStaff Group, Inc., a Florida corporation (the “Purchaser”), AlphaStaff, Inc., a Florida corporation and a wholly-owned Subsidiary of the Purchaser (“Alpha”), AlphaStaff Holdings, Inc., a Florida corporation and an indirect, wholly-owned Subsidiary of the Purchaser (“Holdings”), Alpha NYPEO, Inc., a Florida corporation and an indirect, wholly-owned Subsidiary of the Purchaser (“Alpha-NY”), AlphaStaff Systems V, Inc., a Florida corporation and an indirect, wholly-owned Subsidiary of the Purchaser (“Systems-V”), AlphaStaff 2, Inc., a Florida corporation and an indirect, wholly-owned Subsidiary of the Purchaser (“Alpha-2”), and AlphaStaff 3, Inc., a Florida corporation and an indirect Subsidiary of the Purchaser ("Alpha-3").

RECITALS

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, the parties to the Purchase Agreement have determined that it is advisable to amend the Purchase Agreement; and

WHEREAS, Section 11.07 of the Purchase Agreement provides that the Purchase Agreement may be amended by execution of a written instrument executed by the Seller and the Purchaser.

NOW, THEREFORE, in consideration of the foregoing premises, and the agreements, covenants, representations and warranties contained in the Purchase Agreement and herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the parties, intending to be legally bound, hereby agree as follows:

1.            Section 5.09(a) of the Purchase Agreement is hereby amended by adding the following text at the end thereof:

“The rights of first refusal of the Seller and its insurance Subsidiaries, as set forth in the preceding sentence, shall not apply to workers' compensation coverage that is placed in any State or Commonwealth of the United States other than New York, New Jersey, Massachusetts, Wisconsin and Minnesota.”

2.            Section 5.09(d) of the Purchase Agreement is hereby amended by adding the following text at the end thereof:

“The obligations of the Seller and its insurance Subsidiaries, as set forth in the preceding sentence, shall not apply to workers' compensation coverage that is placed in any State or Commonwealth of the United States other than New York, New Jersey, Massachusetts, Wisconsin and Minnesota.”

3.            Except as specifically amended hereby, the terms and provisions of the Purchase Agreement, as previously amended by that certain Amendment No. 1 thereto, dated December 23, 2009 ("Amendment No. 1"), shall continue and remain in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.  All references in the Purchase Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the “Purchase Agreement” shall be deemed for all purposes to refer to the Purchase Agreement, as amended by Amendment No. 1 and this Amendment.

4.            This Amendment may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

5.            This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts executed in and to be performed in that State.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER

SELECTIVE INSURANCE GROUP, INC.

By:	Dale A. Thatcher
Name: Dale A. Thatcher
Title: Executive Vice President and
Chief Financial Officer

PURCHASER, on behalf of itself and each of its Affiliates who were party to the Purchase Agreement

ALPHASTAFF GROUP, INC.

By:	Alex Pisani
Name: Alex F. Pisani
Title: General Counsel